UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 30, 2015

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensation of Named Executive Officers

On July 30, 2015, the Board of Directors of Qualys, Inc. (the “Board”) approved the annual compensation for Sumedh S. Thakar, Chief Product Officer, and Donald C. McCauley, Chief Financial Officer, based on the recommendation of the Compensation Committee of the Board. The annual compensation described below will become effective on August 1, 2015.

Mr. Thakar’s annual base salary was increased by $25,000, to $275,000, and Mr. McCauley’s annual base salary was increased by $50,000, to $350,000. Additionally, both Mr. Thakar and Mr. McCauley will have the opportunity to receive quarterly formula-based incentive amounts (the “Corporate Bonus Plan”). The total annual amount that Mr. Thakar will be eligible to earn under the Corporate Bonus Plan is $110,000, or 40% of his annual base salary. The total annual amount that Mr. McCauley will be eligible to earn under the Corporate Bonus Plan is $140,000, or 40% of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: August 3, 2015